UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2011, Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”) received a letter from the Toronto Stock Exchange (the “TSX”) stating that Angiotech’s common shares will be delisted from the TSX effective at the close of market on March 3, 2011. The delisting was imposed for failure by the Company to meet the continued listing requirements of the TSX relating to insolvency or bankruptcy proceedings (s.708) and financial condition and/or operating results (s. 709, 710(a)(i)). As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2011, the TSX suspended trading in the Company’s common shares until further notice effective January 28, 2011. Trading in the Company’s common shares will remain suspended until the time of delisting.

Angiotech does not intend to appeal the TSX’s decision to delist its common shares. Therefore, trading in Angiotech’s common shares will be scheduled for delisting from the TSX at the close of market on March 3, 2011.

Item 8.01.	Other Events.

On February 2, 2011, the Company issued a press release announcing the TSX’s decision to delist the Company’s common shares. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release, dated February 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Dated: February 2, 2011	By:	/s/ K. Thomas Bailey
	Name:	K. Thomas Bailey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 2, 2011.